SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 7, 1999

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                       0-21853                    87-0475073
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)              Identification No.)

                110 Commerce Drive, Allendale, New Jersey 07401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 236-1100

                                Not applicable
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         Cadapult Graphic Systems, Inc. (the "Company") filed with the Commission a Current Report on Form 8-K on January 19, 1999. At Item 7 of the Report, the Company indicated that it would file audited historical financial statements of the business acquired and pro-forma financial information at a later date. Set forth below is Item 7 of such Report amended to include the audited historical financial statements of the business acquired and pro-forma financial information.


      (a)    Financial Statements of Businesses Acquired.

             INDEX TO TARTAN TECHNICAL, INC. FINANCIAL STATEMENTS          Page

             Independent Auditor's Report                                    3

             Balance Sheets, December 31, 1998 and 1997                      4

             Statement of Income and Retained Earnings for                   5
             the Years ended  December 31, 1998 and 1997

             Schedules of Operating Expenses for the Years                   6
             Ended December 31, 1998 and 1997

             Statement of Cash Flows for the Years Ended                     7
             December 31, 1998 and 1997

             Notes to Financial Statements                                   8


      (b)    Pro Forma Financial Information.

             INDEX TO FINANCIAL STATEMENTS                                 Page

             Pro Forma Consolidated Financial Data                          11

             Pro Forma Consolidated Balance Sheet,                          12
             December 31, 1998

             Pro Forma Condensed Consolidated Statement of                  13
             Operations for the Six Months Ended December 31, 1998

             Pro Forma Condensed Consolidated Statement of                  14
             Operations for the Year Ended April 30, 1998

             Notes to Unaudited Pro Forma Consolidated                      15
             Statement of Operations

                    [Letterhead of Belanger & Company, P.C.]


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


Board of Directors and Stockholders
Tartan Technical, Inc.
Tyngsboro, Massachusetts

      We have audited the accompanying balance sheets of Tartan Technical, Inc. (an S Corporation) as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tartan Technical, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      As discussed in Note 8 to the financial statements, on December 17, 1998, the Company entered into an asset purchase agreement, effective January 1, 1999, for the transfer of substantially all assets and the assumption of substantially all liabilities of the business.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of operating expenses are presented for the purposes of additional analysis and are not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                           /s/ Belanger & Company, P.C.

                                           BELANGER & COMPANY, P.C.
                                           CERTIFIED PUBLIC ACCOUNTANTS


Chelmsford, Massachusetts
February 1, 1999

                             TARTAN TECHNICAL, INC.

                                 BALANCE SHEET

                           DECEMBER 31, 1998 AND 1997

                                     Assets
                                     ------
                                                               1998              1997
                                                            ----------        ----------
Current Assets:
--------------
   Cash                                                     $   92,288        $   18,328
   Accounts receivable - trade (Notes 2 & 5)                   223,086           452,533
   Inventory                                                   286,399           385,052
   Prepaid expenses                                             20,027            11,168
                                                            ----------        ----------

      Total Current Assets                                     621,800           867,081
      --------------------                                  ----------        ----------

Property and Equipment:
----------------------
   Office furniture and equipment                              123,484            98,559
   Leasehold improvements                                       83,770            83,770
                                                            ----------        ----------
                                                               207,254           182,329
      Less:  Accumulated depreciation                           42,462            22,637
      ----                                                  ----------        ----------

      Net Property and Equipment                               164,792           159,692
      --------------------------                            ----------        ----------

Other Assets:
------------
   Organization costs                                              426               642
                                                            ----------        ----------

      Total Assets                                          $  787,018        $1,027,415
      ------------                                          ==========        ==========


                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current Liabilities:
-------------------
   Note payable - line of credit (Note 3)                   $   145,823       $  170,000
   Note payable - short term (Note 4)                           500,000                0
   Accounts payable - trade (Note 5)                            202,596          396,563
   Sales taxes payable                                            9,026           22,408
   Accrued expenses                                              52,170           54,292
                                                            -----------       ----------

      Total Current Liabilities                                 909,615          643,263
      -------------------------                             -----------       ----------

Stockholders' Equity
--------------------
   Common stock - 200,000 shares authorized
      issued and outstanding 1,000 shares                       181,545          181,545
   Retained earnings (Note 6)                                  (304,142)         202,607
                                                            -----------       ----------

      Total Stockholders' Equity                               (122,597)         384,152
      --------------------------                            -----------       ----------

      Total Liabilities and Stockholders' Equity            $   787,018       $1,027,415
      ------------------------------------------            ===========       ==========

See accompanying notes which are an integral part of these financial statements.



                             TARTAN TECHNICAL, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                               1998              1997
                                                            ----------        ----------


Sales (Note 5)                                              $3,250,026        $4,175,125
-----                                                       ----------        ----------

Cost of Goods Sold:
------------------
   Inventory - beginning of year                               385,052           309,011
   Purchases for resale                                      2,439,253         3,410,709
   Freight in                                                    7,410            11,883
                                                            ----------        ----------
                                                             2,831,715         3,731,603
Inventory - end of year                                        286,399           385,052
                                                            ----------        ----------

      Total Cost of Goods Sold                               2,545,316         3,346,551
      ------------------------                              ----------        ----------

      Gross Profit                                             704,710           828,574
      ------------

Operating Expenses - Schedule                                  648,960           673,168
-----------------------------                               ----------        ----------

      Income From Operations                                    55,750           155,406
      ----------------------                                ----------        ----------

Other Income (Expenses):
-----------------------
   Interest income                                                 171               367
   Commissions income                                            1,755            32,619
   Interest expense                                            (20,987)          (21,285)
   Purchase discounts                                            3,431            13,077
   Gain (loss) on sales of property and equipment               (3,369)                0
                                                            ----------        ----------

      Other Income (Expenses) - Net                            (18,999)           24,778
      -----------------------------                         ----------        ----------

      Net Income For The Year                                   36,751           180,184
      -----------------------

Retained Earnings - Beginning of Year                          202,607            88,611
-------------------------------------

Distributions to shareholders                                 (543,500)          (66,188)
-----------------------------                               ----------        ----------

Retained Earnings - End of year                             $ (304,142)       $  202,607
-------------------------------                             ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                             TARTAN TECHNICAL, INC.

                        SCHEDULES OF OEPRATING EXPENSES

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                               1998              1997
                                                            ----------        ----------

Operating Expenses:
------------------
   Salaries and wages - officers                            $  111,693        $  187,126
   Salaries and wages - other                                  210,998           162,718
   Payroll taxes                                                30,681            27,003
   Employee benefits                                            17,161            17,867
   Employee retirement plan (Note 7)                            17,815            22,901
   Advertising and promotion                                    37,348            20,891
   Auto expenses                                                18,754            15,979
   Bad debts                                                    (3,630)           18,867
   Bank charges                                                  5,267             4,064
   Commissions                                                   3,976            15,435
   Depreciation                                                 22,602            12,751
   Dues and subscriptions                                        2,803             3,038
   Freight out                                                  24,054            20,089
   Insurance                                                    10,704             7,678
   Legal and accounting                                         21,546            14,301
   Office supplies and expense                                  19,024            26,341
   Postage                                                       3,439             3,940
   Rent - building (Note 5)                                     29,138            27,991
   Repairs and maintenance                                       1,237             7,564
   Selling expenses                                             30,738            23,600
   Taxes - other                                                 1,239             1,433
   Telephone                                                    11,899            12,762
   Travel and entertainment                                      9,588            12,260
   Utilities                                                     9,375             5,128
   Sundry                                                        1,511             1,441
                                                            ----------        ----------

      Total Operating Expenses                                 648,960           673,168

      ------------------------                              ==========        ==========

See accompanying notes which are an integral part of these financial statements.



                             TARTAN TECHNICAL, INC.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 and 1997

                                                               1998              1997
                                                            ----------        ----------

Cash Flows from Operating Activities:
------------------------------------

   Net income for the year                                  $   36,751        $  180,184
   Adjustments to reconcile net income to net
      cash provided by operating activities:
      Depreciation and amortization                             22,818            12,966
      Loss (Gain) on sale of property and equipment              3,369                 0
      Decrease (Increase) in operating assets:
         Accounts receivable - trade                           229,447           (21,569)
         Accounts receivable - program discounts                     0            24,996
         Accounts receivable - shareholders                          0           127,376
         Inventory                                              98,653           (76,041)
         Prepaid expenses                                       (8,859)           (2,832)
      Increase (Decrease) in operating liabilities:
         Accounts payable - trade                             (193,967)          (84,689)
         Sales tax payable                                     (13,382)           (5,556)
         Accrued expenses                                       (2,122)          (17,594)
                                                            ----------        ----------

            Net Cash Provided By Operating Activities          172,708           137,241
            -----------------------------------------       ----------        ----------

Cash Flows From Investing Activities:
------------------------------------
   Acquisition of property and equipment:
      Office furniture and equipment                           (29,794)          (70,350)
      Motor vehicles                                           (16,274)                0
      Leasehold improvements                                         0           (83,770)
   Proceeds from sales of property and equipment                14,997                 0
   Distributions to shareholders                              (543,500)          (66,188)
                                                            ----------        ----------

         Net Cash Provided (Used) By
         ---------------------------
         Investing Activities                                 (574,571)         (220,308)
         --------------------                               ----------        ----------

Cash Flows From Financing Activities:
------------------------------------
   Proceeds from notes payable:
      Short-term                                               525,000           368,000
   Payments of notes payable:
      Short-term                                               (49,177)         (318,000)
      Long-term                                                      0            (7,292)
                                                            ----------        ----------

      Net Cash Provided (Used) By
      ---------------------------
      Financing Activities                                     475,823            42,708
      --------------------                                  ----------        ----------

      Net Increase (Decrease) In Cash                           73,960           (40,359)
      -------------------------------

      Cash - Beginning of Year                                  18,328            58,687
      ------------------------                              ----------        ----------

      Cash - End of Year                                    $   92,288        $   18,328
      ------------------                                    ==========        ==========

See accompanying notes which are an integral part of these financial statements.


                             TARTAN TECHNICAL, INC.

                        NOTES TO FINANCIAL STATEMENTS

                              DECEMBER 31, 1998


Note 1:     Significant Accounting Policies:
            -------------------------------

            Business Activity:
            -----------------

                  The Company is a value-added reseller of computers, computer equipment, peripherals and supplies. The Company grants credit to customers throughout New England and predominantly in Massachusetts. The largest customer accounted for approximately 13% of total sales for 1998.

                  Purchases from the Company's major supplier amounted to
            approximately 56% of the total purchases for the year.

            Use Of Estimates:
            ----------------

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Inventory:
            ---------

                  Merchandise inventory is stated at the lower of cost or
            market. Cost is determined using the First-in, First-out (FIFO) method of costing inventories.

            Fixed Assets:
            ------------

                  For financial reporting purposes, depreciation and
            amortization of fixed assets is computed utilizing the following methods and estimated useful lives:

                     Asset                     Method            Useful Life
                     -----                     ------            -----------

            Office furniture and          Straight line and
               equipment                  declining balance      3 - 8 years

            Leasehold improvements        Straight line             39 years

                  The modified accelerated cost recovery system is used for
            income tax purposes.

                  Expenditures for major renewals and betterments which extend the useful lives of property and equipment are capitalized; expenditures for maintenance and repairs are charged to expense as incurred.

            Corporation Income Taxes:
            ------------------------

                  The Company, at inception, elected by unanimous consent of its shareholders to be taxed under subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual Federal and state income taxes on their respective shares of the Company's taxable income.

            Statement of Cash Flows:
            -----------------------

                  Interest and income taxes paid for the years ended December
            31, 1998 and 1997 were as follows:

                                                 1998           1997
                                              ---------      ---------
            Interest                          $  18,947      $  20,029
                                              =========      =========
            Income taxes                      $   -0-        $   -0-
                                              =========      =========


Note 2:     Accounts Receivable - Trade:
            ---------------------------

                  Accounts receivable - trade are stated net of an allowance for doubtful accounts in the amount of $2,600 and $6,230 at December 31, 1998 and 1997, respectively.


Note 3:     Note Payable - Line of Credit:
            -----------------------------

                  The Company has established a line of credit in the amount of
            $200,000 with interest at the bank's prime rate plus 50 basis points (8.25% at December 31, 1998), secured by all Company assets and by commercial real estate of the shareholders.


Note 4:     Note Payable - Short Term:
            -------------------------

                  Note payable - short term at December 31, 1998 consisted of a note payable to Family Bank with interest payable monthly at 6.91%, due on June 9, 1999, secured by a certificate of deposit owned by the shareholders.


Note 5:     Related Party Transactions:
            --------------------------

                  During 1998, sales to a person related to the two shareholders amounted to $630, sales to an entity that is 30% owned by a shareholder of the Company amounted to $53,794 and the entity was billed for reimbursement of Company operating expenses in the amount of $41,423. The Company purchased equipment from this entity for $6,250.

                  Accounts receivable - trade includes amounts due from the
            related parties of $13,984 and accounts payable - trade includes $6,250 due to related parties at December 31, 1998.

                  Accounts payable - trade also includes amounts due to a share-
            holder of $13,403 for Company expenses paid by the shareholder at December 31, 1997.

                  During the years ended December 31, 1998 and 1997, expenses charged to operations include amounts paid to a trust controlled by the shareholders of the Company for the lease of a building in the amount of $29,138 and $23,562, respectively.

Note 6:     Retained Earnings:
            -----------------

                  The amount reflected in retained earnings at December 31, 1998 is as follows:

            Accumulated Adjustments Account:
              Balance - January 1, 1998                              $ 175,830
              Taxable income                                            21,358
              Nondeductible expenses                                    (1,190)
              Distributions to shareholders                           (543,500)
                                                                     ---------

              Balance - December 31, 1998                             (347,502)
                                                                     ---------

            Tax Timing Adjustments:
              Balance - January 1, 1998                                 26,777
              Excess tax depreciation                                   14,645
              Accrued expenses - related parties                        (1,692)
              Bad debts                                                  3,630
                                                                     ---------

              Balance - December 31, 1998                               43,360
                                                                     ---------

                                                                     $(304,142)
                                                                     =========


Note 7:     Defined Contribution Plan:
            -------------------------

                  The Company sponsors a defined contribution pension plan
            covering all eligible employees. Contributions to the plan totaled $17,815 and $22,051 in 1998 and 1997, respectively.


Note 8:     Subsequent Events:
            -----------------

                  On December 17, 1998, the Company entered into an asset
            purchase agreement with Catapult Graphic Systems, Inc., effective January 1, 1999, for the transfer of substantially all assets and the assumption of substantially all liabilities of the business, in exchange for shares of unregistered and restricted common stock of the purchaser.

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

      Set forth below is pro forma financial information and related notes which reflects the acquisition of Tartan Technical, Inc. ("Tartan") that the Company consummated on January 7, 1999 (the "Acquisition"). Included is an unaudited pro forma consolidated balance sheet of the Company giving effect to the Acquisition as if it had occurred on December 31, 1998 and unaudited pro forma consolidated statements of operations of the Company for the year ended April 30, 1998 and for the six month period ended December 31, 1998 giving effect to the Acquisition (see Note 1 of Notes to Unaudited Pro Forma Consolidated Statement of Operations) as if it had occurred on May 1, 1997.

      This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the consolidated financial statements of the Company and notes thereto previously filed and the financial statements of Tartan and notes thereto appearing elsewhere herein.

      The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of the Company that actually would have occurred had the Acquisition been consummated on the date indicated or (ii) the results of operations of the Company that may occur or be obtained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's consolidated financial statements, including the notes thereto, and the other historical financial information previously filed.


                         CADAPULT GRAPHIC SYSTEMS, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998
                                   (Unaudited)

                                                                                        Pro Forma
                                                                              ------------------------------
            ASSETS                          Cadapult           Tartan         Adjustments       Consolidated
                                          ------------      ------------      ------------      ------------
CURRENT ASSETS:
   Cash                                   $     32,112      $          -      $     51,047(d)   $     83,159
   Accounts receivable, net                  1,462,082           190,860                 -         1,652,942
   Attorney escrow account                     700,000                 -          (700,000)(d)             -
   Inventories                                 865,791           288,367                 -         1,154,158
   Other current assets                         63,674            72,988                 -           136,662
                                          ------------      ------------      ------------      ------------
      Total Current Assets                   3,123,659           552,215          (648,953)        3,026,921

PROPERTY AND EQUIPMENT, LESS
   ACCUMULATED DEPRECIATION                    243,576           195,862            (9,600)(a,b)     429,838

OTHER ASSETS                                   483,618                 -           269,700(a,b)      753,318
                                          ------------      ------------      -------------     ------------
                                          $  3,850,853      $    748,077      $   (388,853)     $  4,210,077
                                          ============      ============      ============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
            (DEFICIENCY)

CURRENT LIABILITIES:
   Notes payable to bank                  $    800,000      $    648,953      $   (648,953)(d)  $    800,000
   Accounts payable and accrued              1,852,532           213,124                 -         2,065,656
      expenses
   Current maturities of long-term debt         89,478                 -                 -            89,478
   Deferred revenue                            222,369                 -                 -           222,369
                                          ------------      ------------      ------------      ------------
      Total Current Liabilities              2,964,379           862,077          (648,953)        3,177,503
                                          ------------      ------------      ------------      ------------

OTHER LIABILITIES:
   Long-term debt                              112,187                 -                 -           112,187
   Note payable to related party                20,832                 -                 -            20,832
                                          ------------      ------------      ------------      ------------
                                               133,019                 -                 -           133,019
                                          ------------      ------------      ------------      ------------

SHAREHOLDERS' EQUITY:
   Common stock and paid-in capital            688,793           181,545             4,155(a,b)      874,493
   Retained earnings (deficit)                  64,662          (295,545)          255,945(a,b)       25,062
                                          ------------      ------------      ------------      ------------
      Total Stockholders' Equity               753,455          (114,000)          260,100           899,555
                                          ------------      ------------      ------------      ------------
                                          $  3,850,853      $    748,077      $   (388,853)     $  4,210,077
                                          ============      ============      ============      ============

See the accompanying notes to pro forma condensed consolidated financial statements.



                         CADAUPLT GRAPHIC SYSTEMS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1998
                                   (Unaudited)

                                                                                        Pro Forma
                                                                              ------------------------------
                                            Cadapult           Tartan         Adjustments       Consolidated
                                          ------------      ------------      ------------      ------------

NET SALES                                 $  4,475,635      $  1,365,939      $          -      $  5,841,574
                                          ------------      ------------      ------------      ------------

COSTS AND EXPENSES:
   Cost of sales                             3,234,814         1,089,846                 -         4,324,660
   Selling, general and administrative       1,349,057           341,792            13,200(a,b)    1,704,049
                                          ------------      ------------      ------------      ------------
                                             4,583,871         1,431,638            13,200         6,028,709

OPERATING LOSS                                (108,236)          (65,699)          (13,200)         (187,135)
                                          ------------      ------------      ------------      ------------

OTHER EXPENSE:
   Interest expense, net                        57,202            13,765                 -            70,967
   Loss on sale of equipment                         -             3,369                 -             3,369
                                          ------------      ------------      ------------      ------------
                                                57,202            17,134                 -            74,336

                                          ------------      ------------      ------------      ------------

LOSS BEFORE INCOME TAXES (CREDITS)            (165,438)          (82,833)          (13,200)         (261,471)

INCOME TAXES (CREDITS)                         (39,000)                -                 -           (39,000)
                                          ------------      ------------      ------------      ------------

NET LOSS                                  $   (126,438)     $    (82,833)     $    (13,200)     $   (222,471)
                                          ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                        2,757,650                 -            92,850         2,850,500
                                          ============      ============      ============      ============

NET LOSS PER SHARE OF
   COMMON STOCK                           $       (.05)                                         $       (.08)
                                          ============                                          ============

See the accompanying notes to pro forma condensed consolidated financial statements.



                         CADAUPLT GRAPHIC SYSTEMS, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                            YEAR ENDED APRIL 30, 1998
                                   (Unaudited)


                                            Pro Forma                                   Pro Forma
                                                                              ------------------------------
                                            Cadapult
                                            and SPL            Tartan         Adjustments       Consolidated
                                          ------------      ------------      ------------      ------------

NET SALES                                 $  8,982,117      $  4,057,282      $          -      $ 13,039,399
                                          ------------      ------------      ------------      ------------

COSTS AND EXPENSES:
   Cost of sales                             6,761,950         3,169,652                 -         9,931,602
   Selling, general and administrative       2,254,731           730,423            26,400(a,b)    3,011,554
                                          ------------      ------------      ------------      ------------
                                             9,016,681         3,900,075            26,400        12,943,156
                                          ------------      ------------      ------------      ------------

OPERATING INCOME (LOSS)                        (34,564)          157,207           (26,400)           96,243
                                          ------------      ------------      ------------      ------------

OTHER EXPENSE:
   Interest expense, net                       132,392            24,011                 -           156,403
   Gain on sale of equipment                   (18,500)                -                 -           (18,500)
                                          ------------      ------------      ------------      ------------
                                               113,892            24,011                 -           137,903
                                          ------------      ------------      ------------      ------------

INCOME (LOSS) BEFORE INCOME
   TAXES (CREDITS)                            (148,456)          133,196           (26,400)          (41,660)

INCOME TAXES (CREDITS)                          (2,398)                -                 -            (2,398)
                                          ------------      ------------      ------------      ------------

NET INCOME (LOSS)                         $   (146,058)     $    133,196      $    (26,400)     $    (39,262)
                                          ============      ============      ============      ============

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING                        2,287,500                              92,850         2,380,350
                                          ============      ============      ============      ============

NET LOSS PER SHARE OF
   COMMON STOCK                           $       (.02)                                         $       (.02)
                                          ============                                          ============

See the accompanying notes to pro forma condensed consolidated financial statements.


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                         CADAPULT GRAPHIC SYSTEMS, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


Note 1  -   Acquisition:

            On January 7, 1999, Cadapult Graphic Systems, Inc. (the "Company") acquired certain assets and assumed certain liabilities of Tartan Technical, Inc. ("Tartan"), a Massachusetts corporation for 185,700 shares of the Company's common stock (the "Acquisition").
            Currently, 92,850 of these shares are held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. The acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in the Company's historical financial statements from its acquisition date. Acquired assets and assumed liabilities have been recorded based on their fair market values as of the date of acquisition with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The financial information of Tartan reflects the results of operations of that entity for the interim period July 1, 1998 to December 31, 1998 and for the fiscal year which began July 1, 1997 and ended June 30, 1998.

Note 2  -   Presentation and Pro Forma Adjustments:

            The unaudited pro forma consolidated balance sheet at December 31, 1998 presented herein has been prepared as if the Acquisition had been consummated on December 31, 1998.

            The unaudited pro forma condensed consolidated statements of operations for the year ended April 30, 1998 and for the six months ended December 31, 1998 presented above have been prepared as if the Acquisition described in Note 1 had been consummated as of May 1, 1997.

            Tartan's results for the year ended June 30, 1998 are being combined with the Company's results for the year ended April 30, 1998. It should be noted that the Company changed its year end to June 30; accordingly, the interim period reported is for the six months ended December 31, 1998.

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

            Pro forma adjustments have been made for the following:

            a) Amortization expense adjustments to reflect amortization of goodwill over a 15-year period at $20,000 per year ($10,000 for the six months ended December 31, 1998).

            b) Depreciation expense adjustments to reflect depreciation over a five year period of the increase in carrying value of fixed assets to fair market value at $6,400 per year ($3,200 for the six months ended December 31, 1998).

            c) There was no adjustment for income taxes that would have been required on Tartan's income as a result of its change from S Corporation status (under Section 1361 of the Internal Revenue
                  Code) to a C Corporation, due to the Company's net losses. An otherwise required benefit for income taxes to reflect pro forma income taxes (credits) on Tartan losses for the six months ended December 31, 1998, has been offset by a 100% valuation allowance.

            d) Amount included in escrow ($700,000) was released upon consummation of the acquisition and utilized to payoff Tartan's note payable of $648,953. The difference is included in cash.

Note 3  -   Net Earnings (Loss) Per Share:

            Net earnings (loss) per share is calculated by treating all shares of common stock issued to Tartan as outstanding for all periods reported. The 92,850 shares in escrow will not be included in basic earnings (loss) per share until the contingency is resolved. The contingent shares are not required to be included in the calculation of diluted earnings (loss) per share until the contingency is resolved and then, only if their inclusion would be dilutive.

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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CADAPULT GRAPHIC SYSTEMS, INC.

Date:  March 18, 1999                     /s/ Michael W. Levin
                                          ------------------------------
                                          Michael W. Levin, President

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